EXHIBIT 4.2

Easement Agreement dated June 10, 2013 between Sociedad Contractual Minera Eton Chile
(Exeter Resource Corporation) and the Chilean Government.

The following constitutes a summary of the material terms for the above noted agreement, as derived from the executed Spanish version attached.

–
Easement Agreement is for the surface rights, excluding certain areas owned by indigenous communities,  that correspond to surfaces that may be required for the development of Exeter Resource Corporation’s (the “Company”) Caspiche property;

–	The easement is valid for 25 years;

–	To maintain the easement the Company is required to pay an upfront fee of US$1.5 million and 10 further annual payments of approximately US$600,000.

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N°

TRANSACCIÓN

SOCIEDAD CONTRACTUAL MINERA ETON CHILE

Y

FISCO DE CHILE

ysa**

REPERTORIO N°2159-2013.- En Copiapó, República de Chile, a seis de junio del año dos mil trece, ante mí, **LUIS ALBERTO CONTRERAS FUENTES**, Abogado, Notario Público Titular de la Provincia de Copiapó, con oficio en calle Libertador Bernardo O"Higgins número setecientos setenta y cuatro de esta ciudad, Comparecen: don **PABLO JOSE MIR BALMACEDA**, chileno, casado, abogado, cédula de identidad número seis millones trescientos setenta y cuatro mil novecientos ochenta y nueve guión tres, en representación, según se acreditará, de **SOCIEDAD CONTRACTUAL MINERA ETON CHILE**, sociedad del giro de su denominación, Rut número setenta y seis

millones seiscientos cuarenta y ocho mil ochocientos cincuenta guión uno, ambos domiciliados para estos efectos en Avenida Andrés Bello número dos mil setecientos once Piso ocho, comuna de Las Condes, Santiago, en adelante también "SCM ETON CHILE", por una parte y, por la otra, don **ADOLFO MATÍAS RIVERA GALLEGUILLOS**, chileno, casado, abogado, cédula nacional de identidad número seis millones cuatrocientos treinta y un mil ciento cincuenta y seis guión cinco, en representación, según se acreditará, del **FISCO DE CHILE**, persona de derecho público, ambos con domicilio para estos efectos en calle Colipí número quinientos setenta, ciudad de Copiapó, en adelante también e indistintamente el "**Fisco**"; ambos en su conjunto las "**Partes**"; los comparecientes mayores de edad, quienes acreditan su identidad con las mencionadas cédulas de identidad y exponen: Que en virtud del acuerdo del Consejo de Defensa del Estado adoptado en sesión de fecha treinta y uno de julio de dos mil doce, vienen en celebrar el contrato de transacción de que da cuenta este instrumento y en constituir la servidumbre minera que más adelante se indica: **ARTÍCULO PRIMERO: Antecedentes. Uno)** Con fecha cinco de marzo de dos mil doce, **SCM ETON CHILE** dedujo demanda de constitución de servidumbre minera en contra del Fisco de Chile, representado por el Consejo de Defensa del Estado, representado a su vez por el Abogado Procurador Fiscal, don Adolfo Rivera Galleguillos. La demanda fue asignada al Tercer Juzgado de Letras en lo Civil de Copiapó, con la carátula

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"Sociedad Contractual Minera Eton Chile con Fisco de Chile" y bajo el Rol número trescientos noventa y ocho guión dos mil doce, en adelante la "**Demanda**". **Dos)** En la demanda se solicitó la constitución de un derecho real de servidumbre minera de ocupación y tránsito, conforme a lo establecido en los numerales uno y tres del artículo ciento veinte del Código de Minería, en adelante la "**Servidumbre Demandada**", destinado a gravar una superficie total de nueve mil seiscientos veintiocho coma ochenta y cuatro hectáreas aproximadamente, situado en la Tercera Región de Atacama. El predio sirviente necesario para la fácil, conveniente y cómoda exploración y explotación minera del proyecto minero denominado Caspiche, en adelante indistintamente, **PROYECTO CASPICHE**, es propiedad del Fisco de Chile, el cual se encuentra inscrito a mayor cabida a fojas quinientos veintisiete vuelta, número quinientos del Registro de Propiedad del Conservador de Bienes Raíces de Copiapó correspondiente al año mil novecientos sesenta y cuatro, en adelante el "**Predio Fiscal**". **El Proyecto Caspiche** tiene por objeto la explotación y beneficio de un yacimiento de oro y cobre ubicado a ciento veinte kilómetros al este de la ciudad de Tierra Amarilla, en la comuna del mismo nombre, Provincia de Copiapó, Tercera Región de Atacama. **Tres)** Las concesiones mineras en cuyo beneficio se solicitó la Servidumbre Demandada son las siguientes concesiones mineras de explotación o exploración constituidas o en trámite, todas de propiedad de SCM ETON CHILE: **"Caspiche 1 al 10"**, cuya acta de mensura y sentencia

constitutiva se encuentran inscritas a fojas cuarenta y nueve número veintisiete del Registro de Propiedad del Conservador de Minas de Copiapó, correspondiente al año mil novecientos ochenta y nueve, "Caspiche Segundo 1 al 32", cuya acta de mensura y sentencia constitutiva se encuentran inscritas a fojas novecientos setenta y dos número doscientos treinta y ocho del Registro de Propiedad del Conservador de Minas de Copiapó, correspondiente al año mil novecientos ochenta y nueve, " Vega de Caspiche 1 al 9", cuya acta de mensura y sentencia constitutiva se encuentran inscritas a fojas cinco número cuatro del Registro de Propiedad del Conservador de Minas de Copiapó, correspondiente al año mil novecientos ochenta y nueve; "Caspiche Tercero 1 al 10", cuya acta de mensura y sentencia constitutiva se encuentran inscritas a fojas cuatrocientos seis número ciento siete del Registro de Propiedad del Conservador de Minas de Copiapó, correspondiente al año mil novecientos ochenta y nueve; "Troya 1 al 12", cuya acta de mensura y sentencia constitutiva se encuentran inscritas a fojas dos mil seiscientos setenta número quinientos treinta y cinco del Registro de Propiedad del Conservador de Minas de Copiapó, correspondiente al año mil novecientos noventa; "Caspiche IV 1 al 7", cuya acta de mensura y sentencia constitutiva se encuentran inscritas a fojas setecientos nueve número ciento nueve del Registro de Propiedad del Conservador de Minas de Copiapó, correspondiente al año dos mil nueve; "Caspiche V 1 al 20", cuya acta de mensura y sentencia constitutiva se encuentran inscritas

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a fojas cuatrocientos treinta y ocho número ciento cuarenta y nueve del Registro de Propiedad del Conservador de Minas de Copiapó, correspondiente al año dos mil nueve, "**Caspiche VI 1 al 25**", cuya acta de mensura y sentencia constitutiva se encuentran inscritas a fojas cuatrocientos cuarenta y seis número ciento cincuenta del Registro de Propiedad del Conservador de Minas de Copiapó, correspondiente al año dos mil nueve, "**Caspiche VII 1 al 20**", cuya acta de mensura y sentencia constitutiva se encuentran inscritas a fojas cuatrocientos sesenta y dos número ciento cincuenta y dos del Registro de Propiedad del Conservador de Minas de Copiapó, correspondiente al año dos mil nueve; "**Caspiche IV 11**", cuya acta de mensura y sentencia constitutiva se encuentran inscritas a fojas cuatrocientos cincuenta y cinco número ciento cincuenta y uno del Registro de Propiedad del Conservador de Minas de Copiapó, correspondiente al año dos mil nueve; "**Caspiche VIII 1 al 30**", cuya acta de mensura y sentencia constitutiva se encuentra inscrita a fojas cuatro mil setecientos cuarenta y cinco número novecientos cuarenta y cinco del Registro de Propiedad del Conservador de Minas de Copiapó, correspondiente al año dos mil doce; **Escudo IV 1 al 227**", cuya manifestación se encuentra inscrita a fojas siete mil setecientos quince número cinco mil ochocientos treinta y ocho del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil nueve; **Escudo V 1 al 90**", manifestación se encuentra inscrita a fojas siete mil setecientos diecisiete número

cinco mil ochocientos treinta y nueve del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil nueve; Escudo VI 1 al 20", manifestación se encuentra inscrita a fojas siete mil setecientos diecinueve número cinco mil ochocientos cuarenta del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil nueve; Panorama I 1 al 300", cuya manifestación se encuentra inscrita a fojas tres mil ochocientos veintiuno número dos mil ochocientos cuarenta y cinco del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil once; Panorama 2 1/300, cuya manifestación se encuentra inscrita a fojas tres mil ochocientos veintitrés número dos mil ochocientos cuarenta y seis del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil once, Panorama 3 1/300 cuya manifestación se encuentra inscrita a fojas tres mil ochocientos veinticinco número dos mil ochocientos cuarenta y siete del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil once; Panorama 4 1/300 cuya manifestación se encuentra inscrita a fojas tres mil ochocientos veintisiete número dos mil ochocientos veintiocho del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil once; Panorama 5 1/300 cuya manifestación se encuentra inscrita a fojas tres mil ochocientos veintinueve número dos mil ochocientos cuarenta y nueve del Registro de Descubrimientos del Conservador

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de Minas de Copiapó, correspondiente al año dos mil once; Panorama 6 1/300 cuya manifestación se encuentra inscrita a fojas tres mil ochocientos treinta y uno número dos mil ochocientos cincuenta del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil once, Panorama 7 1/300 cuya manifestación se encuentra inscrita a fojas tres mil ochocientos treinta y tres número dos mil ochocientos cincuenta y uno del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil once; Panorama 8 1/300 cuya manifestación se encuentra inscrita a fojas tres mil ochocientos treinta y cinco número dos mil ochocientos cincuenta y dos del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil once, Panorama 9 1/200, cuya manifestación se encuentra inscrita a fojas tres mil ochocientos treinta y nueve número dos mil ochocientos cincuenta y cuatro del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil once; Panorama 10 1/200, cuya manifestación se encuentra inscrita a fojas tres mil ochocientos cuarenta y uno número dos mil ochocientos cincuenta y cinco del Registro de Descubrimientos del Conservador de Minas de Copiapo, correspondiente al año dos mil once; Panorama 8A 1/100, cuya manifestación se encuentra inscrita a fojas tres mil ochocientos treinta y siete número dos mil ochocientos cincuenta y tres del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil once; Panorama 12, cuya

sentencia se encuentra inscrita fojas ciento cuarenta y cuatro vuelta número noventa y nueve del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil doce; Panorama 13, cuya sentencia se encuentra inscrita a fojas ciento cuarenta y seis número cien del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil doce; Panorama 14, cuya sentencia se encuentra inscrita a fojas ciento cuarenta y siete vuelta. número ciento uno del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil doce; Panorama 15, cuya sentencia se encuentra inscrita a fojas ciento cuarenta y nueve número ciento dos del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil doce; Panorama 16, cuya sentencia se encuentra inscrita a fojas ciento cincuenta vuelta número ciento tres del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil doce; Panorama 17, cuya sentencia se encuentra inscrita a fojas ciento cincuenta y dos número ciento cuatro del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil doce; Panorama 18, cuya sentencia se encuentra inscrita a fojas ciento cincuenta y tres vuelta número ciento cinco del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil doce; Panorama 19, cuya sentencia se encuentra inscrita a fojas ciento cincuenta y cinco número ciento seis del Registro de Descubrimientos del

Conservador de Minas de Copiapó, correspondiente al año dos mil doce, **Escudo 1**, cuya sentencia se encuentra inscrita a fojas dos mil setecientos ochenta y uno número dos mil catorce del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil doce, **Escudo 2**, cuya sentencia se encuentra inscrita a fojas dos mil setecientos ochenta y dos vuelta número dos mil quince del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil doce; Escudo 3, cuya sentencia se encuentra inscrita a fojas dos mil setecientos ochenta y cuatro vuelta número dos mil dieciséis del Registro de Descubrimientos del Conservador de Minas de Copiapo, correspondiente al año dos mil doce; **Escudo 4**, cuya sentencia se encuentra inscrita a fojas dos mil setecientos ochenta y seis número dos mil diecisiete del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil doce; **Escudo 5**, cuya sentencia se encuentra inscrita a fojas dos mil setecientos ochenta y ocho número dos mil dieciocho del Registro de Descubrimientos del Conservador de Minas de Copiapó, correspondiente al año dos mil doce. Cuatro) Los fines para los cuales se solicitó la Servidumbre Demandada fueron para explotar materialmente las concesiones mineras que se encuentran ubicadas en terrenos fiscales, como así también realizar labores de prospección minera en busca de nuevos recursos o reservas, instalar laboratorios, oficinas administrativas, salas de operación de plantas de beneficio, sala de mantención y garajes, bodegas, salas de equipos generadores, salas de

almacenamiento de combustibles, sistema de alimentación y distribución de agua, sistema de tratamiento de aguas servidas, campamento, casino, baños, canchas de acopio de mineral, botaderos, tranques de relave, caminos internos, sistema de conducción de agua, postación que permita la transmisión de electricidad, contar con acceso para un expedito tránsito de personas y vehículos, entre otros. ARTÍCULO SEGUNDO: Transacción y constitución de servidumbre minera. Las partes, producto de un más acabado entendimiento de las pretensiones recíprocas acerca de la materia debatida en la contienda referida en el artículo primero, han acordado poner término a sus intereses controvertidos en el juicio Rol número tres nueve ocho guión dos mil doce, del Tercer Juzgado de letras de Copiapó, ya referido precedentemente, por medio de la transacción de que da cuenta este instrumento, en adelante la Transacción, el que se regirá por las disposiciones establecidas en los artículos dos mil cuatrocientos cuarenta y seis y siguientes del Código Civil, en lo que fueren aplicables al caso, y los siguientes acuerdos particulares: Uno) El Fisco, en su condición de titular del Predio Fiscal, admite la procedencia de la pretensión de SCM ETON CHILE y, con el objeto de poner término a sus intereses controvertidos materia de la Demanda, constituye en este acto la Servidumbre Demandada, la que se regirá conforme lo establecido en los artículos ciento veinte y siguientes del Código de Minería. La servidumbre minera que por este acto se constituye, en adelante la "Servidumbre", tendrá las

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características y estará sujeta a las condiciones de ejercicio que a continuación se expresan: a) La Servidumbre Minera beneficiará a las concesiones mineras constituidas (o en trámites) que a continuación se expresa: Caspiche 1 al 10; Caspiche Segundo 1 al 32; Vega de Caspiche 1 al 9; Caspiche Tercero 1 al 10; Troya 1 al 12; Caspiche IV 1 al 7; Caspiche V 1 al 20; Caspiche VI 1 al 25, Caspiche VII 1 al 20; Caspiche IV 11; Caspiche VIII 1/30; Escudo IV 1/227; Escudo V 1/90, Escudo VI 1/20; Panorama 1 1/300; Panorama 3 1/300: Panorama 4 1/300; Panorama 5 1/300; Panorama 6 1/300; Panorama 7 1/300; Panorama 8 1/300; Panorama 9 1/200; Panorama 10 1/200; Panorama 8A 1/100; Panorama 12; Panorama 13; Panorama 14; Panorama 15; Panorama 16; Panorama 17; Panorama 18; Panorama 19; Escudo 1; Escudo 2; Escudo 3; Escudo 4; Escudo 5 y Escudo 6, de propiedad de SCM ETON CHILE y singularizadas en el numeral tres del artículo primero de este instrumento, en adelante designadas en su conjunto como las "Pertenencias Mineras", como asimismo la futura planta o plantas de beneficio minero que se construya, las que conjuntamente con las Pertenencias Mineras conforman el Proyecto Caspiche. b) La Servidumbre Minera afectará una superficie total de nueve mil seiscientos veintiocho coma ochenta y cuatro hectáreas (9.628,84 hectáreas.) del Predio Fiscal, ubicada en la comuna de tierra Amarilla Provincia a de Copiapó, Región de Atacama, y que forman parte del inmueble de mayor cabida inscrito a favor del fisco de Chile a fojas quinientos veintisiete vuelta número quinientos del Registro de Propiedad del

Conservador de Bienes Raíces de Copiapó, correspondiente al año mil novecientos sesenta y cuatro. La superficie ya señala y afectada por la presente servidumbre, se encuentra definida en el Plano que se protocoliza al final del presente Registro bajo el número ciento veinticinco y que se entiende formar parte de este Contrato para todos los efectos legales. c) En ejercicio de la Servidumbre Minera, su titular podrá: (i) Ocupar el Predio Sirviente en toda la extensión necesaria, por canchas y depósitos de minerales, desmontes, relaves y escorias; por plantas de extracción y de beneficio de minerales; por sistemas de comunicación, y por canales, tranques, cañerías, habitaciones, construcciones y demás obras complementarias; (ii) Construir y operar en él todo tipo de obras en beneficio de las empresas concesionarias de servicios eléctricos, de acuerdo con la legislación respectiva; (iii) Transitar por el Predio Sirviente y ocuparlo con caminos, ferrocarriles, aeródromos, cañerías, túneles, planos inclinados, andariveles, cintas transportadoras y todo otro sistema que sirva para unir la concesión con caminos públicos, establecimientos de beneficio, estaciones de ferrocarril, puertos, aeródromos y centros de consumo; (iv) en general, desarrollar, construir, operar y explotar, toda otra obra necesaria para la conveniente y cómoda exploración y explotación mineras de los Predios Dominantes. La Servidumbre Minera no podrá aprovecharse en fines distintos de aquellos que aquí se indican, conforme a lo dispuesto en el artículo ciento veinticuatro del Código de Minería. d) La Servidumbre

Minera se constituye por la duración de veinticinco años de la vida útil del Proyecto Caspiche. **Dos)** SCM ETON CHILE reconoce, como concesión recíproca para los efectos de la presente Transacción, la procedencia de la pretensión indemnizatoria del Fisco, y con el objeto de poner término a sus intereses controvertidos en el juicio ya señalada precedentemente que es materia de la Demanda, se obliga a pagar al Fisco, a título de indemnización por la constitución de la Servidumbre Demandada, la suma única y total de ciento cincuenta y ocho mil ochocientos setenta y cinco coma ochenta y seis Unidades de Fomento (158.875,86 Unidades de Fomento). **Tres)** El pago de la indemnización antes mencionada se efectuará por SCM ETON CHILE en favor del Fisco de Chile, de la siguiente forma: a) En este acto, SCM ETON CHILE paga al contado y en dinero efectivo, la suma de setecientos treinta y dos millones setecientos setenta y cuatro mil trescientos sesenta y tres pesos ($732.774.363.-) equivalentes a esta fecha a treinta y dos mil cuarenta y nueve coma seis Unidades de Fomento, declarando don **Adolfo Rivera Galleguillos** recibir dicho pago en representación del Fisco y a entera satisfacción de su representado; b) Mediante nueve cuotas anuales, iguales y sucesivas en su equivalente en pesos a la fecha del pago respectivo, por doce mil ochocientos diecinueve coma ocho Unidades de Fomento (12.819,8 Unidades de Fomento) cada una, venciendo la primera de ellas el último día hábil del presente año dos mil trece, y las restantes el último día hábil de cada uno de los años inmediatamente siguientes, hasta enterar las

nueve cuotas anuales; y c) Una décima cuota final en su equivalente en pesos a la fecha de pago de once mil cuatrocientos cuarenta y siete coma siete Unidades de Fomento (11.447,7 Unidades de Fomento) que se pagará el último día hábil del año dos mil veintidós. Cuatro) La indemnización referida en el numeral dos de este artículo comprende todo perjuicio que cause al Fisco la constitución y ejercicio de la Servidumbre Demandada. En consecuencia, dicha suma constituye la única cantidad que SCM ETON CHILE deberá pagar al Fisco de Chile producto de la transacción acordada, la que no será objeto de devolución en parte alguna, suma que será ingresada definitivamente al patrimonio fiscal. Cinco) Cada parte pagará sus costas. ARTÍCULO TERCERO: Los comparecientes acuerdan que, en caso de mora de SCM ETON CHILE en el pago de alguna cualquiera de las cuotas indicadas en la letra b) y c) del número Tres del Artículo Segundo precedente, la Servidumbre y los derechos y obligación de ellas derivadas, terminarán ipso facto, sin derecho a reembolso alguno de lo ya pagado por SCM ETON CHILE. ARTICULO CUARTO: El compareciente SCM ETON CHILE, se obligan a respetar los caminos existentes en el área de la servidumbre, así como a respetar los contratos de arrendamientos celebrado con el Fisco con la empresa Minera Maricunga en la misma área y, a su vez, se obliga respetar, en las instancias que correspondan, lo dispuesto en el Convenio Número Ciento sesenta y nueve de la OIT, en relación con terrenos que correspondan a Etnias o comunidades originarias. ARTÍCULO QUINTO:

Cada parte pagará sus costas y los gastos de Notaría e inscripción de la Servidumbre en el Conservador de Bienes Raíces serán de cargo SCM ETON CHILE. ARTICULO SEXTO: Inscripciones. Se faculta al portador de copia autorizada de este instrumento para requerir del Conservador de Bienes Raíces competente las inscripciones, subinscripciones y anotaciones que procedan en los registros pertinentes. La presente Servidumbre se aprobó por Acuerdo del Consejo de Defensa del Estado, Nivel Central, de fecha treinta y uno de julio de dos mil doce, que en la parte pertinente señala: "Aprobar la proposición de transacción en la causa "Sociedad Contractual Minera Eton Chile con Fisco de Chile", Rol número trescientos noventa y ocho guión dos mil doce" del Tercer Juzgado de Letras de Copiapó, en los siguientes términos: a) El Fisco aceptará la constitución de la servidumbre minera sobre una extensión de nueve mil seiscientos veintiocho coma ochenta y cuatro hectáreas, por los veinticinco años de vida útil del proyecto; b) La demandante pagará al Fisco la suma de ciento cincuenta y ocho mil ochocientos setenta y cinco coma ochenta y seis Unidades de Fomento por concepto de indemnización, mediante una cuota de treinta y dos mil cuarenta y nueve coma seis Unidades de Fomento al momento de suscribir la escritura de

transacción, y, el saldo, mediante nueve cuotas anuales, iguales y sucesivas de doce mil ochocientos diecinueve coma ocho Unidades de Fomento, a partir del año dos mil trece; y una cuota final de once mil cuatrocientos cuarenta y siete coma siete Unidades de Fomento el año dos mil veintidós; c) Se debe incorporar una cláusula que estipule, de común acuerdo, la extinción ipso facto de la servidumbre, sin derecho a reembolso alguno, si la empresa minera incurriere en mora en el pago de cualquiera de las cuotas anuales; d) Se deberá dejar constancia en la escritura que el titular de la servidumbre activa deberá respetar los caminos existentes en el sector y los contratos de arrendamiento celebrados por el Fisco con la empresa minera Maricunga, así como su obligación de respetar en las instancias que corresponda lo dispuesto en el Convenio número ciento sesenta y nueve de la OIT, en relación con terrenos que correspondan a etnias o comunidades originarias; e) Cada parte soportará sus costas. Se autoriza al señor Abogado Procurador Fiscal para suscribir la escritura pública de transacción y recibir el vale vista para su ingreso en arcas fiscales. El presente acuerdo se materializará una vez aprobado por el Ministerio de Hacienda". <u>Certifico</u>: Que la Resolución Exenta número mil setecientos veintiséis en su parte pertinente

es del siguiente tenor: "APRUEBA PROPUESTA DE TRANSACCIÓN DEL CONSEJO DE DEFENSA DEL ESTADO EN CAUSA "CARATULADA SOCIEDAD CONTRACTUAL MINERA ETON CHILE CON FISCO DE CHILE" ROL trescientos noventa y ocho guión dos mil doce DEL TERCER JUZGADO DE LETRAS DE COPIAPÓ. Exenta número mil setecientos veintiséis Santiago, once de diciembre de dos mil doce Vistos: Lo dispuesto en el inciso final del artículo Séptimo del Decreto con Fuerza de Ley número uno, del Ministerio de Hacienda, de mil novecientos noventa y tres que fija el texto refundido, coordinado y sistematizado de la Ley Orgánica del Consejo de Defensa del Estado; el oficio Ord. Número cuatro mil novecientos setenta y cinco del Consejo de Defensa del Estado, de fecha dieciséis de agosto de dos mil doce; el oficio Ord. Número mil setecientos veintisiete de la Directora de Presupuestos, de cinco de diciembre de dos mil doce; La Resolución número mil seiscientos, de la Contraloría General de la República de dos mil ocho; las facultades de las que estoy investido, y CONSIDERANDO: Que, esta Secretaría de Estado estima conveniente dar la aprobación a la propuesta de transacción del Consejo de Defensa del Estado en la causa caratulada "Sociedad Contractual Minera Eton Chile con Fisco de Chile" Rol número trescientos noventa y ocho guión dos mil doce del Tercer Juzgado de Letras de Copiapó, bajo el

entendido que resguarda debidamente el interés fiscal y da satisfacción a los intereses de ambas partes, dicto la siguiente: RESOLUCIÓN. Apruébase el acuerdo adoptado por el Consejo de Defensa del Estado destinado a transigir en la causa caratulada "Sociedad Contractual Minera Eton Chile con Fisco de Chile" Rol número trescientos noventa y ocho guión dos mil doce del Tercer Juzgado de Letras de Copiapó, según los términos del certificado emitido con fecha dieciséis de agosto de dos mil doce, por el Secretario Abogado de dicho organismo, cuyo tenor es el siguiente. "Certificado. Certifico, que en sesión ordinaria de treinta y uno de julio de dos mil doce el Consejo de Defensa del Estado adoptó el siguiente acuerdo "Aprobar la proposición de transacción en la causa "Sociedad Contractual Minera Eton Chile con Fisco de Chile", Rol número trescientos noventa y ocho guión dos mil doce" del Tercer Juzgado de Letras de Copiapó, en los siguientes términos: a) El Fisco aceptará la constitución de la servidumbre minera sobre una extensión de nueve mil seiscientos veintiocho coma ochenta y cuatro hectáreas, por los veinticinco años de vida útil del proyecto, b) La demandante pagará al Fisco la suma de ciento cincuenta y ocho mil ochocientos setenta y cinco coma ochenta y seis Unidades de Fomento por concepto de

indemnización, mediante una cuota de treinta y dos mil cuarenta y nueve coma seis Unidades de Fomento al momento de suscribir la escritura de transacción, y, el saldo, mediante nueve cuotas anuales, iguales y sucesivas de doce mil ochocientos diecinueve coma ocho Unidades de Fomento, a partir del año dos mil trece; y una cuota final de once mil cuatrocientos cuarenta y siete coma siete Unidades de Fomento el año dos mil veintidós, c) Se debe incorporar una cláusula que estipule, de común acuerdo, la extinción ipso facto de la servidumbre, sin derecho a reembolso alguno, si la empresa minera incurriere en mora en el pago de cualquiera de las cuotas anuales, d) Se deberá dejar constancia en la escritura que el titular de la servidumbre activa deberá respetar los caminos existentes en el sector y los contratos de arrendamiento celebrados por el Fisco con la empresa minera Maricunga, así como su obligación de respetar en las instancias que corresponda lo dispuesto en el Convenio número ciento sesenta y nueve de la OIT, en relación con con terrenos que correspondan a etnias o comunidades originarias; e) Cada parte soportará sus costas. Se autoriza al señor Abogado Procurador Fiscal para suscribir la escritura pública de transacción y recibir el vale vista para su ingreso en arcas fiscales. El presente acuerdo se

materializará una vez aprobado por el Ministerio de Hacienda". Santiago dieciséis de agosto de dos mil doce, número cuatrocientos tres guión dos mil doce. Keny Pedro Miranda Ocampo Secretario Abogado consejo de Defensa del Estado. "Hay timbre y firma ilegible". Anótese y Comuníquese. Felipe Larraín Bascuñán. Ministro de Hacienda. Personerías. La personería de don Pablo José Mir Balmaceda para representar SCM ETON CHILE, consta de escritura pública de fecha veinticinco de octubre del año dos mil otorgada en la Notaría de don Eduardo Pinto Peralta. La personería de don Adolfo Rivera Galleguillos para representar al Fisco de Chile, consta de la Resolución número seiscientos treinta y siete, de veintinueve de junio del dos mil cuatro, de la Sra. Presidenta del Consejo de Defensa del Estado. Los comparecientes declaran no haber bloqueado sus cédulas de identidad conforme a la Ley diecinueve mil novecientos cuarenta y ocho.- La presente escritura ha sido leída por los comparecientes, de conformidad al artículo cuatrocientos siete del Código Orgánico de Tribunales, declarando que aceptan expresamente el tenor de la presente escritura por lo que firman en señal de aceptación estampando su impresión digito pulgar derecho junto a sus firmas, conforme al artículo cuatrocientos nueve del Código Orgánico de Tribunales.- Minuta redactada por los abogados don Pablo Mir Balmaceda y Adolfo Rivera Galleguillos y recepcionada vía e-mail.- En comprobante, previa lectura firman.-

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Se da copia.- Se anotó en el Repertorio con el número dos mil ciento cincuenta y nueve guión dos mil trece.- DOY FE.-

PABLO JOSE MIR BALMACEDA
REP. SOCIEDAD CONTRACTUAL MINERA ETON CHILE
R.U.T.N° 6.374.989-3

Impresión Dactilar

ADOLFO MATÍAS RIVERA GALLEGUILLOS
REP. FISCO DE CHILE
R.U.T.N° 6.431.156-5

Impresión Dactilar

10 JUN. 2013

INUTILIZADO CONFORME
ART. 404. INC 3° C.O.T.
Firma y Sello

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